UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 1, 2007

BIO SOLUTIONS MANUFACTURING, INC.
(Exact name of registrant as specified in its charter)

New York	001-32044	16-1576984
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4440 Arville Street, #6	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 222-9532

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On May 1, 2007, we entered into an agreement with Schechter & Co. Limited pursuant to which Schecter will act as our lead financial advisor in seeking to arrange an initial private placement of approximately $30 million of project finance notes to construct a series of 12 bio-diesel production plants at an approximate cost of $2.5 million per plant.

Schechter will receive as compensation under this Agreement the following: (i) a cash fee equal to 5%of the principal amount of funds raised; (ii) an equity component consisting of either (A) warrants equal to 5% of the warrants issued to investors (if the project finance notes are issued with warrants) or (B) common stock equal to 5% of the funds issued (if the project finance notes are sold without warrants). The fees payable will be reduced by 1% for each subsequent 12 plants financed by the same investor group financing the initial 12 plants. For example, the cash fee and equity component due Schechter would be 4% for a new facility raised to construct plans 13-24.

This description of the above referenced agreement does not purport to be complete and is qualified in its entirety by reference to such agreement attached hereto as an exhibit, which is incorporated herein by reference.

Section 8 - Other Events

Item 8.01  Other Events.

On May 16, 2007, we issued a press release pursuant to Rule 135c of the Securities Act of 1933, as amended, (the “Securities Act”) announcing our intention to offer, subject to market and other conditions, $31,200,000 of senior secured notes due 2014, with attached warrants and profit participations rights, in a private placement in the United States in reliance on Regulation D under the Securities Act and outside the United States in reliance on Regulation S under the Act. The notes have not and will not be registered under the Securities Act and may not be offered or sold in the United State absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Press Release is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
	Number	Description

	10.1	Agreement dated as of April 23, 2007 by and between Bio Solutions Manufacturing, Inc. and Schechter & Co. Limited

	99.1	Press Release dated May 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO SOLUTIONS MANUFACTURING, INC.
(Registrant)

Date: June 8, 2007	By:	/s/ David S. Bennett
David S. Bennett, President